Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279557

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 1, 2024)

Up to $6,360,000

Common Stock

We have entered into an At The Market Offering Agreement dated April 8, 2026, or the sales agreement, with H.C. Wainwright & Co., LLC (“Wainwright” or the “Sales Agent”), relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6,360,000 from time to time through or to Wainwright, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the shares of our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Subject to terms of the sales agreement, the Sales Agent is not required to sell any specific number or dollar amounts of common stock but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PHIO.” On April 2, 2026, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.28 per share. We are subject to General Instruction I.B.6 of Form S-3, which limits the amounts that we may sell under the registration statement of which this prospectus supplement is a part. In no event may we sell shares pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or the public float, is $19,080,217, which was calculated based on 11,563,768 shares of our outstanding common stock held by non-affiliates at a price of $1.65 per share, the closing price of our common stock on February 13, 2026, a date that is within 60 days of filing this prospectus supplement. As of the date hereof, we have not sold any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof. As a result of these limitations and the current public float of our common stock, and in accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $6,360,072.40 under the sales agreement. If our public float increases such that we may sell additional shares under the sales agreement and the registration statement of which this prospectus supplement is a part, we will file another prospectus supplement prior to making additional sales.

The Sales Agent will be entitled to compensation under the terms of the sales agreement at a commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the Sales Agent against certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the Sales Agent. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $6,360,000, and (b) the termination of the sales agreement pursuant to its terms.

___________

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT, PAGE 4 OF THE ACCOMPANYING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

___________

The date of this prospectus supplement is April 8, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (333-279557) that we filed with the Securities and Exchange Commission, or SEC, on May 20, 2024, and which was declared effective by the SEC on July 1, 2024. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of our common stock and adds to and updates the information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of the shares of common stock offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.” This prospectus supplement contains information about the common stock offered hereby and may add to, update or change information in the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with different or additional information. Neither we nor the Sales Agent take any responsibility for and can provide no assurance as to the reliability of any information that others may give. Neither we nor the Sales Agent are making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of our common stock.

We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement and the accompanying prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

In this prospectus supplement, unless otherwise noted, (1) the term “Phio” refers to Phio Pharmaceuticals Corp. and our subsidiary, MirImmune, LLC and (2) the terms “Company,” “we,” “us” and “our” refer to the ongoing business operations of Phio and MirImmune, LLC, whether conducted through Phio or MirImmune, LLC.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, any applicable free writing prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. For a more complete understanding of Phio Pharmaceuticals Corp. and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, page 4 of the accompanying prospectus, and under similar headings in our public filings incorporated by reference herein, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025.

Company Overview

Phio Pharmaceuticals Corp. (“Phio,” “we,” “our” or the “Company”) is a clinical stage biopharmaceutical company whose proprietary INTASYL® small interfering RNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. We are developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems. We are committed to discovering and developing innovative cancer treatments for patients by creating new pathways toward a cancer-free future.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus supplement, as listed under the heading “Incorporation By Reference.”

INTASYL Technology

Overall, RNA is involved in the synthesis, regulation and expression of proteins. RNA takes the instructions from DNA and turns those instructions into proteins within the body’s cells. RNA interference, or RNAi, is a biological process that inhibits the expression of genes or the production of proteins. Diseases are often related to the incorrect protein being made, excessive amounts of a specific protein being made, or the correct protein being made, but at the wrong location or time. RNAi offers a novel approach to drug development because RNAi compounds can be designed to silence any one of the thousands of human genes, many of which are considered “undruggable” by traditional therapeutics.

Our development efforts are based on our proprietary INTASYL small interfering RNA technology. It is a patented technology from which specific patented compounds are developed. INTASYL compounds are comprised of a unique sequence of chemically modified nucleotides (modified small interfering RNA, or siRNAs) that target a broad range of cell types and tissues. The compounds are designed to effectively silence genes that tumors use to evade the immune system.

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and showed that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

S-1

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial (NCT 06014086) was designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762. The study was fully enrolled in November 2025 with a total of 22 patients, 20 with cutaneous squamous cell carcinoma, one with melanoma and one with Merkel cell carcinoma.

While final study data is pending formal analysis, an FDA submission intended to propose and seek guidance for next steps in clinical study design for PH-762 is targeted for the second quarter of 2026. A total of 22 patients with cutaneous carcinomas completed treatment in the Phase 1b trial and underwent excision of the treated lesional site. Revised reported data supports an overall response rate of 65% for squamous cell carcinomas (cSCC). Among the 20 patients with cSCC, 13 patients were classified as pathologic responders, including 9 patients with complete response (100% clearance), 2 patients with major/near clear response (greater than 90% clearance), and 2 patients with partial response (greater than 50% clearance). A single patient with metastatic Merkel cell carcinoma had a partial response. Seven cSCC patients and one melanoma patient had responses of less than 50%, however, none of the patients experienced a progression of the disease.

In this trial to date, intratumoral injection of PH-762 has been well tolerated in all enrolled patients and there were no dose-limiting toxicities or clinically relevant treatment-emergent adverse effects in any patients who received intratumoral PH-762. PH-762 has been evaluated in patients within five dose-escalating cohorts, increasing drug concentration 20-fold from the first to the final cohort. Safety data through an extended follow-up period is expected to be reported in the second quarter of 2026.

In July 2025, we entered into a comprehensive drug substance development services agreement with a US manufacturer. This manufacturer will provide analytical and process development and cGMP manufacture of our lead development compound PH-762. The cGMP material will support future clinical development of PH-762.

In December 2025, we entered into a development services agreement with a US laboratory to conduct a non-clinical toxicology study, which is required by the FDA prior to commencing a human clinical trial for registration purposes.

PH-894

PH-894 is an INTASYL compound that is designed to specifically silence BRD4, a protein that controls gene expression in both T cells and tumor cells, thereby affecting the immune system as well as the tumor. Intracellular and/or commonly considered “undruggable” targets, such as BRD4, represent a challenge for small molecule and antibody therapies. Therefore, what sets this compound apart is its dual mode of action: PH-894 suppression of BRD4 in T cells results in T cell activation, and suppression of BRD4 in tumor cells results in tumors becoming more sensitive to being killed by T cells.

Preclinical studies conducted have demonstrated that PH-894 resulted in a strong, concentration dependent and durable silencing of BRD4 in T cells and in various cancer cells. Similar to PH-762, preclinical studies have also shown that direct-to-tumor application of PH-894 resulted in potent and statistically significant anti-tumoral effects against distant untreated tumors, indicative of a systemic anti-tumor response. These preclinical data indicate that PH-894 can reprogram T cells and other cells in the tumor microenvironment to provide enhanced immunotherapeutic activity. We have completed the IND-enabling studies required for an IND submission with PH-894. As a result of the reprioritization to advance our clinical trial with PH-762 in the U.S., we have elected to defer the IND submission for PH-894.

S-2

Corporate Information

Effective July 5, 2024, we completed a 1-for-9 reverse stock split of our outstanding common stock, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. The reverse stock split did not reduce the number of authorized shares of our common or preferred stock. All share and per share amounts have been adjusted to give effect to the reverse stock split.

We were incorporated under the laws of the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, we changed our name to Phio Pharmaceuticals Corp., to reflect our transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics.

We operate as a remote business and maintain shared office space at Life Sciences of Pennsylvania, 411 Swedeland Rd, Suite 23-1080, in King of Prussia, Pennsylvania, 19406, and our telephone number is (610) 947-0251.

Our website address is http://www.phiopharma.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-3

THE OFFERING

Common Stock Offered by Us:	Shares of our common stock having an aggregate offering price of up to $6,360,000.

Common Stock Outstanding Prior to this Offering:	11,617,250 shares of our common stock.

Common Stock to be Outstanding After this Offering:	Up to 16,586,000 shares, assuming sales of 4,968,750 shares of our common stock in this offering at an offering price of $1.28 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on April 2, 2026. The actual number of shares issued will vary depending on the varying sale prices under this offering.

Manner of Offering:	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our common stock, through our sales agent, Wainwright. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of Proceeds:	We intend to use any net proceeds from this offering to fund the development of PH-762 in an expected Phase 2b/3 clinical trial for cutaneous squamous cell carcinoma, other development activities and for general working capital needs. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors:	You should read the “Risk Factors” section starting on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Capital Market Symbol:	PHIO

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 11,617,250 shares of common stock outstanding as of December 31, 2025. Unless specifically stated otherwise, the information in this prospectus supplement is as of December 31, 2025, and excludes:

•	1,121 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2025, having a weighted average exercise price of $614.60 per share;

•	477,700 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of December 31, 2025;

•	13,527,968 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2025 having a weighted average exercise price of $2.94 per share; and

•	473,196 shares of our common stock reserved for future issuance under our 2020 Long-Term Incentive Plan (the “2020 Plan”) as of December 31, 2025.

S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus supplement, the accompanying prospectus and discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein and in the accompanying prospectus by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

Risks Related to our Financial Condition

We will require substantial additional funds to complete our research and development activities.

We have used substantial funds to develop our product candidates and will need to raise additional substantial funds to continue our drug development efforts and support our operations. Our future capital requirements and the period for which our existing resources are able to support our operations may vary significantly from what we expect. We will need to raise substantial amounts of money to fund a variety of future activities integral to the development of our business, which may include but is not limited to the following:

•	To conduct research and development to successfully develop our product candidates;
•	To obtain regulatory approval for our product candidates;
•	To file and prosecute patent applications and to defend and assess patents to protect our technologies;
•	To retain qualified employees, particularly in light of intense competition for qualified personnel;
•	To manufacture products ourselves or through third parties;
•	To market our products, either through building our own sales and distribution capabilities or relying on third parties; and
•	To acquire new technologies, licenses or products.

We are dependent on obtaining funding from third parties, such as proceeds from the issuance of debt, sale of equity or strategic opportunities, in order to maintain our operations. There can be no assurance that additional financing will be available to us on acceptable terms, or at all. If we cannot, or are limited in the ability to, issue equity, incur debt or enter into strategic collaborations, we may be unable to fund the discovery and development of our product candidates or improve our technology. If we fail to obtain additional funding when needed, we may ultimately be unable to continue to develop and potentially commercialize our product candidates, and we may be forced to scale back or terminate our operations or seek to merge with or be acquired by another company.

We have a history of net losses, and we expect to continue to incur net losses for the foreseeable future and may not achieve or maintain profitability.

We have generated significant losses to date, have not generated any product revenue and may not generate product revenue in the foreseeable future, or ever. We expect to incur significant operating losses as we advance our product candidates through drug development and the regulatory process. Our ability to achieve profitability, if ever, will depend on, among other things, us obtaining regulatory approvals and successfully commercializing our drug candidates. Even if we are able to successfully commercialize our drug candidates, we may not be able to achieve or sustain profitability, which could have a material adverse effect on our business, financial condition and results of operations.

S-5

Risks Related to this Offering

A substantial number of shares of our common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. Although there can be no assurance that any of the $6,360,000 worth of shares being offered under this prospectus supplement will be sold or the prices at which any such shares might be sold, assuming that an aggregate of 4,968,750 shares of our common stock are sold during the term of the sales agreement with Wainwright, in each case, for example, at a price of $1.28 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on April 2, 2026, upon completion of this offering based on our shares outstanding as of December 31, 2025, we will have outstanding an aggregate of approximately 16,586,000 shares of common stock, assuming (i) no exercise of our outstanding stock options or warrants or vesting of our restricted stock units and (ii) no issuance of shares under the 2020 Plan. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, as of December 31, 2025, there were outstanding (i) stock options to purchase 1,121 shares of our common stock at a weighted average exercise price of $614.60 per share, (ii) restricted stock units to acquire 477,700 shares of our common stock, and (iii) warrants to purchase 13,527,968 shares of our common stock at a weighted average exercise price of $2.94 per share, all of which warrants are currently exercisable. The shares of our common stock issuable upon exercise of these options and warrants and settlement of these restricted stock units may be immediately eligible for resale in the open market. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We intend to use the net proceeds, if any, from this offering to fund the development of PH-762 in an expected Phase 2b/3 clinical trial for cutaneous squamous cell carcinoma, other development activities and for general working capital needs. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment, and you may experience further dilution if we issue additional equity securities in future fundraising transactions.

The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our shares of common stock may be substantially higher than the net tangible book value per common share. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Further, the exercise of outstanding warrants and equity awards may result in further dilution of your investment.

S-6

We have no history of paying dividends on our common stock, and we do not anticipate paying dividends in the foreseeable future.

We have not previously paid dividends on our common stock. We currently anticipate that we will retain all of our available cash, if any, for purposes, which may include, among other things, the development of our product candidates, other research and development activities and for general working capital needs. Any payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applicable to the payment of dividends and other considerations that our board of directors deems relevant. Investors must rely on sales of their shares of our common stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement, or the actual number of shares of our common stock that we will issue under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Sales Agent, if any, after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with the Sales Agent in any applicable placement notice and the demand for our common stock during the sales period. Because this offering can be terminated at any time and the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the aggregate proceeds to be raised or the number of shares that will be issued in connection with sales under the sales agreement.

The shares of our common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares of our common stock at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or a committee thereof, there is no minimum or maximum sales price for shares of our common stock to be sold in this offering. Investors may experience a decline in the value of the shares of our common stock they purchase in this offering as a result of sales being made at prices lower than the prices they paid.

S-7

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “target,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	we are dependent on the success of our INTASYL™ technology, and our product candidates based on this technology, which is unproven and may never lead to approved and marketable products;
•	our product candidates are in an early stage of development and we may fail, experience significant delays, never advance in clinical development or not be successful in our efforts to identify or discover additional product candidates, which may materially and adversely impact our business;
•	disruptions at the FDA, including due to any reduction in the FDA’s workforce and/or inadequate funding for the FDA, could prevent the FDA from performing normal functions on which our business relies, which could negatively impact our business;
•	if we experience delays or difficulties in identifying and enrolling subjects in clinical trials, it may lead to delays in generating clinical data and the receipt of necessary regulatory approvals;
•	topline data may not accurately reflect or may materially differ from the complete results of a clinical trial;
•	we rely upon third parties for the manufacture of the clinical supply for our product candidates;
•	our business and operations would suffer in the event of a cybersecurity incident;
•	we are dependent on the patents we own and the technologies we license, and if we fail to maintain our patents or lose the right to license such technologies, our ability to develop new products would be harmed;
•	we will require substantial additional funds to complete our research and development activities;
•	future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business;
•	we may not be able to remain compliant with the continued listing requirements of The Nasdaq Capital Market;
•	the price of our common stock has been and may continue to be volatile; and
•	our intended use of proceeds from this offering.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement are made as of the date of this prospectus supplement and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-8

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $6,360,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Wainwright as a source of financing.

We intend to use any net proceeds received by us from this offering to fund the development of PH-762 in an expected Phase 2b/3 clinical trial for cutaneous squamous cell carcinoma, other development activities and for general working capital needs. The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering efforts, technological advances and the competitive environment for our product candidates. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from the sale of the shares of our common stock offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

S-9

PLAN OF DISTRIBUTION

We have entered into a sales agreement, pursuant to which we may issue and sell from time to time shares of our common stock through Wainwright as our sales agent. This prospectus covers the offer and sale of our common stock having an aggregate offering price of up to $6,360,000 to be sold under the sales agreement as of the date of this prospectus. Sales of the common stock, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the shares of our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the sales agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the first business day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our common stock pursuant to the sales agreement, a commission of 3.0% of the gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for its reasonable fees and expenses, including those of its legal counsel, incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $75,000 in the aggregate, which was paid at the commencement of the offering, in addition to up to $3,500 per due diligence update session in connection with filing of Form 10-Q and $5,000 per due diligence update session in connection with filing of Form 10-K and any prospectus supplement. These reimbursed fees and expenses are deemed sales compensation to Wainwright in connection with its sales of common stock pursuant to the sales agreement. We will report at least quarterly the number of shares of common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sale of common stock.

We have also granted Wainwright a right of first refusal to act as sole book-running manager, sole underwriter or sole placement agent for future public or private offerings or capital-raising financings of equity, equity-linked or debt securities using an underwriter or placement agent by us or any of our subsidiaries following the date of the sales agreement and until the 12-month anniversary of the date of this prospectus supplement, subject to FINRA Rule 5110(g)(6)(A).

In connection with the sale of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of the sale of all of our common stock provided for in this prospectus supplement or termination of the sales agreement as permitted therein.

S-10

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright and its affiliates have provided and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

S-11

LEGAL MATTERS

The validity of the shares of our common stock we are offering hereby will be passed upon for us by Hogan Lovells US LLP. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the Sales Agent in connection with this offering.

S-12

EXPERTS

The consolidated financial statements of Phio Pharmaceuticals Corp. as of December 31, 2025 and for the year in the period ended December 31, 2025 incorporated by reference into this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have been so included in reliance on the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Phio Pharmaceuticals Corp. as of December 31, 2024 and for the year in the period ended December 31, 2024 incorporated by reference into this prospectus supplement by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

S-13

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.phiopharma.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

S-14

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026;
•	our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) as filed with the SEC on January 20, 2026, February 10, 2026, February 18, 2026, and March 30, 2026; and
•	the description of our Common Stock contained in our registration statement on Form 8-A12B filed with the SEC on February 7, 2014, as updated by the description of our Common Stock filed as Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus supplement is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Phio Pharmaceuticals Corp., 411 Swedeland Road, Suite 23-1080, King of Prussia, Pennsylvania 19406 Attention: Investor Relations, telephone: (610) 947-0251. We maintain a website at www.phiopharma.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement. We have not authorized any one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

S-15

PROSPECTUS

$100,000,000

Phio Pharmaceuticals Corp.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell an indeterminate number of shares of our common stock and preferred stock, debt securities, warrants and/or units from time to time under this prospectus. We will describe in a prospectus supplement or sales agreement prospectus the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement or sales agreement prospectus.

Our common stock trades on the Nasdaq Capital Market under the symbol “PHIO”. On May 16, 2024, the closing price for our common stock, as reported on the Nasdaq Capital Market, was $0.7324 per share. As of May 16, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $4,884,163 million, based on 4,591,700 shares of outstanding common stock, of which 27,062 shares were held by affiliates, and a price of $1.07 per share, which was the last reported sale price of our common stock by Nasdaq on March 20, 2024. We have sold approximately $1,621,005 million of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 4 of this prospectus and in any applicable prospectus supplement or sales agreement prospectus for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, warrants and units to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement (which term includes, as applicable, the sales agreement prospectus filed with the registration statement of which this prospectus forms a part) that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exchange, settlement or sinking fund terms, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement in their entirety together with additional information described under the heading “Where You Can Find More Information” in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement, of which this prospectus forms a part, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information” in this prospectus.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and any applicable prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date.

ii

PROSPECTUS SUMMARY

In this prospectus, unless otherwise noted, (1) the term “Phio” refers to Phio Pharmaceuticals Corp. and our subsidiary, MirImmune, LLC and (2) the terms “Company,” “we,” “us,” and “our” refer to the ongoing business operations of Phio and MirImmune, LLC, whether conducted through Phio or MirImmune, LLC.

Overview

Phio is a clinical stage biotechnology company whose proprietary INTASYL™ small interfering RNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. We are developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

In 2023, we implemented a cost rationalization program driven by our transition from a discovery research company to a product development company. This transition resulted in a decision not to renew the lease for our corporate headquarters and primary research facility in Marlborough, Massachusetts, which expired on March 31, 2024. As of April 1, 2024, we have continued operations primarily as a remote business with a laboratory facility in Worcester, Massachusetts. Additionally, we rationalized discovery research personnel resulting in headcount reduction by approximately 36%. These expense reductions have been redirected to funding the Phase 1b clinical trial with PH-762 directed toward skin cancer.

INTASYL Platform

Overall, RNA is involved in the synthesis, regulation and expression of proteins. RNA takes the instructions from DNA and turns those instructions into proteins within the body’s cells. RNA interference, or RNAi, is a biological process that inhibits the expression of genes or the production of proteins. Diseases are often related to the incorrect protein being made, excessive amounts of a specific protein being made, or the correct protein being made, but at the wrong location or time. RNAi offers a novel approach to drug development because RNAi compounds can be designed to silence any one of the thousands of human genes, many of which are considered “undruggable” by traditional therapeutics.

Our development efforts are based on our proprietary INTASYL self-delivering RNAi technology platform. It is a patented platform from which specific patented compounds are developed. INTASYL compounds are comprised of a unique sequence of chemically modified nucleotides (modified small interfering RNA, or siRNAs) that target a broad range of cell types and tissues. The compounds are designed to effectively silence genes that tumors use to evade the immune system.

Since the initial discovery of RNAi, drug delivery has been the primary challenge in developing RNAi-based therapeutics. Other siRNA technologies require cell targeting chemical conjugates which limit delivery to specific cell types. INTASYL is based on proprietary chemistry that is designed to maximize the activity and adaptability of the compound and is unique in that it can be delivered to any cell type or tissue without the need to modify the chemistry. This is designed to eliminate the need for formulations or delivery systems (for example, nanoparticles or electroporation). This provides efficient, spontaneous, cellular uptake with potent, long-lasting intracellular activity.

We believe that our INTASYL platform provides the following benefits including, but not limited to:

•	Ability to target a broad range of cell types and tissues;
•	Ability to target both intracellular and extracellular protein targets;
•	Efficient uptake by target cells, avoiding the need for assisted delivery;
•	Sustained, or long-term, effect in vivo;
•	Ability to target multiple genes in one drug product;
•	Favorable clinical safety profile with local administration; and
•	Readily manufactured under current good manufacturing practices.

1

Our Pipeline

INTASYL compounds are designed to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems, and are designed to make immune cells more effective in killing tumor cells. Our efforts are focused on developing immuno-oncology therapeutics using our INTASYL platform. We have demonstrated preclinical activity against multiple gene targets including PD-1, BRD4, CTLA-4, TIGIT and CTGF and have demonstrated preclinical efficacy in both direct-to-tumor injection and adoptive cell therapy (“ACT”) applications with our INTASYL compounds.

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and have shown that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 and is expected to enroll up to 30 patients. In November 2023, under a previously cleared Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration. The first two patients enrolled in our first cohort have completed treatment with PH-762 with no reported adverse events. The trial is currently open for the continued enrollment of patients and expects to complete enrollment of patients in the second quarter of 2025.

Due to INTASYL’s ease of administration, we have shown that our compounds can easily be incorporated into current ACT manufacturing processes. In ACT, T cells are usually taken from a patient's own blood or tumor tissue, grown in large numbers in a laboratory, and then given back to the patient to help the immune system fight cancer. By treating T cells with our INTASYL compounds while they are being grown in the laboratory, we believe our INTASYL compounds can improve these immune cells to make them more effective in killing cancer. Preclinical data generated in collaboration with AgonOx, Inc. (“AgonOx”), a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer, demonstrated that treating AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) with PH-762 increased their tumor killing activity by two-fold.

In February 2021, we entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx to develop a T cell-based therapy using PH-762 and AgonOx’s DP TIL. Under the Clinical Co-Development Agreement, we agreed to reimburse AgonOx up to $4 million in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. We were also eligible to receive certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

On May 8, 2024, we terminated the Clinical Co-Development Agreement with AgonOx, effective immediately. Effective as of the date of the termination, the Clinical Co-Development Agreement and our continuing obligations and those of AgonOx thereunder were terminated in their entirety. We will no longer be required to provide financial support for the development costs incurred under the Clinical Co-Development Agreement or entitled to certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

2

Prior to the termination of the Clinical Co-Development Agreement with AgonOx, PH-762 treated DP TIL were being evaluated in a Phase 1 clinical trial in the United States with up to 18 patients with advanced melanoma and other advanced solid tumors by AgonOx. The primary trial objectives were to evaluate the safety and to study the potential for enhanced therapeutic benefit from the administration of PH-762 treated DP TIL. AgonOx had enrolled three patients. The first two patients were treated with DP TIL only and the third patient was treated with a combination of DP TIL and PH-762.

Corporate Information

We were incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, the Company changed its name to Phio Pharmaceuticals Corp., to reflect its transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics. Our principal mailing address is 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, Massachusetts 01752, and our telephone number is (508) 767-3861. The Company’s website address is http://www.phiopharma.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

3

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus and any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and our other filings made with the SEC, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	we are dependent on the success of our INTASYL™ technology platform, and our product candidates based on this platform, which is unproven and may never lead to approved and marketable products;
•	our product candidates are in an early stage of development and we may fail, experience significant delays, never advance in clinical development or not be successful in our efforts to identify or discover additional product candidates, which may materially and adversely impact our business;
•	if we experience delays or difficulties in identifying and enrolling subjects in clinical trials, it may lead to delays in generating clinical data and the receipt of necessary regulatory approvals;
•	topline data may not accurately reflect or may materially differ from the complete results of a clinical trial;
•	we rely upon third parties for the manufacture of the clinical supply for our product candidates;
•	our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity;
•	we are dependent on the patents we own and the technologies we license, and if we fail to maintain our patents or lose the right to license such technologies, our ability to develop new products would be harmed;
•	we will require substantial additional funds to complete our research and development activities;
•	future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business;
•	we may not be able to regain compliance with the continued listing requirements of The Nasdaq Capital Market; and
•	the price of our common stock has been and may continue to be volatile.

Our actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of the foregoing factors, as well as those identified in this prospectus or any applicable prospectus supplement under the heading “Risk Factors” and in other filings the Company periodically makes with the SEC including the other risks identified in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this report, except as required by law.

5

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants, and units to purchase any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Common Stock.

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PHIO”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock.

We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus forms a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Debt Securities.

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus or any applicable prospectus supplement.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and a trustee, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

6

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any applicable prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in this prospectus to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;
•	allow us to issue debt securities in one or more series;
•	do not require us to issue all of the debt securities of a series at the same time;
•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and
•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;
•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;
•	the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;
•	if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

7

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•	the date or dates, or the method for determining the date or dates, from which interest will accrue;
•	the dates on which interest will be payable;
•	the record dates for interest payment dates, or the method by which we will determine those dates;
•	the persons to whom interest will be payable;
•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;
•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;
•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•	the times, prices and other terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;
•	the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;
•	whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;
•	whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;
•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;
•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;
•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;
•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;
•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;
•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;
•	whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;
•	the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;
•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•	if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

8

•	the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;
•	any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;
•	applicable CUSIP numbers; and
•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the applicable prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any applicable prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

9

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and
•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;
•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and
•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•	either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;
•	after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and
•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as permitted under “Debt Securities—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

10

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;
•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;
•	default in making any sinking fund payment as required for any debt security of such series for five business days;
•	default in the performance or breach of any covenant or warranty in the debt securities or in the indenture continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;
•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any significant subsidiary of the Company; and
•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and
•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

11

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;
•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or
•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;
•	upon a good faith determination of a responsible officer of the trustee, may involve the trustee in personal liability; or
•	upon a good faith determination of a responsible officer of the trustee, may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;
•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;
•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

12

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;
•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and
•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;
•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;
•	to secure the debt securities;
•	to establish the form or terms of debt securities of any series;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;
•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and
•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;
•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;
•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and
•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

13

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and
•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The applicable prospectus supplement may include a description of additional terms implementing the subordination feature.

14

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the applicable prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;
•	we have paid or caused to be paid all other sums payable; and
•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or
•	to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

15

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or
•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;
•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or
•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

If a trustee or paying agent is unable to apply any money in accordance with the foregoing paragraphs describing discharge and defeasance by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under the indentures and such securities from which we have been discharged or released pursuant to the foregoing shall be revived and reinstated as though no deposit had occurred with respect to such securities, until such time as the trustee or paying agent is permitted to apply all money held in trust with respect to such securities in accordance with the foregoing; provided, that if we make any payment of principal of or any premium or interest on any such security following such reinstatement of its obligations, we shall be subrogated to the rights (if any) of the holders of such securities to receive such payment from the money so held in trust.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

16

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

All interests in global securities will be subject to the operations and procedures of the depository for such global securities or its nominee. We provide the following summaries of those operations and procedures solely for the convenience of investors. Once a global security is issued, we expect that the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture.

17

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and the holders of the warrants or an agent for the holders of the warrants. We urge you to read any applicable prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus forms a part from reports we would subsequently file with the SEC.

18

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;
•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;
•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax or foreign tax consequences;
•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption, put or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, purchase and exercise of the warrants.

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement. As of May 16, 2024, there were 5,504,918 shares of our common stock underlying outstanding warrants, with a weighted average exercise price of $4.03.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any applicable prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.

19

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement;
•	the price or prices at which such units will be issued;
•	the applicable United States federal income tax considerations relating to the units;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any other terms of the units and of the securities comprising the units.

The provisions described in this subsection, as well as those described under “Description of Securities” will apply to the securities included in each unit, to the extent relevant and as may be updated in any applicable prospectus supplements.

Anti-Takeover Effects of Provisions of Delaware law, our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaw Provisions. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which provisions are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Filling Vacancies. Any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of the Board of Directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

No Written Consent of Stockholders. Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Requirements. Our amended and restated bylaws include advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

Amendment to Bylaws and Certificate of Incorporation. As required by the Delaware General Corporation Law (“DGCL”) any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board of Directors and, if required by law or our amended and restated certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our amended and restated bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the amended and restated bylaws.

Blank Check Preferred Stock. Our amended and restated certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. In this regard, the amended and restated certificate of incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the relative rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change of control of the Company.

20

Exclusive Forum Provision in Certificate of Incorporation. Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us governed by the internal affairs doctrine. Despite the fact that our amended and restated certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of our amended and restated certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. This law prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets involving the interested stockholder;
•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

21

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any applicable prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes, which include, but are not limited to, funding our preclinical and clinical development, other research and development activities and for general and administrative expenses. We may also use a portion of the net proceeds to pay off outstanding indebtedness, if any, and/or acquire or invest in complementary businesses, products and technologies. Further, from time to time we may evaluate acquisition opportunities and engage in related discussions with other companies.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

22

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The applicable prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock, warrants or units on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The legality of the issuance of the securities being offered hereby and the binding nature of any debt securities, warrants or units being offered hereby is being passed upon by Hogan Lovells US LLP. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Phio Pharmaceuticals Corp. (the Company) as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

23

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below which have been filed by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on January 26, 2024 and May 17, 2024; and

•	the description of our common stock contained in our registration statement on Form 8-A12B filed with the SEC on February 7, 2014, as updated by the description of our Common Stock filed as Exhibit 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of this registration statement, of which this prospectus forms a part, and prior to the effectiveness of this registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement, of which this prospectus forms a part, has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents and will be automatically updated and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02, 7.01 or 9.01 of Form 8-K.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus is delivered a copy of any or all of the reports or documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Phio Pharmaceuticals Corp., 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, Massachusetts 01752 Attention: Investor Relations, telephone: (508) 767-3861. We maintain a website at www.phiopharma.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We have not authorized any one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

24

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.phiopharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

We have filed a registration statement, of which this prospectus forms a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in such registration statement and the included exhibits, financial statements and schedules. You are referred to such registration statement, the included exhibits, financial statements and schedules for further information. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to such registration statement, each such statement being qualified in all respects by such reference. This prospectus is qualified in its entirety by such other information.

* * *

25

Up to $6,360,000

Common Stock

Phio Pharmaceuticals Corp.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

Prospectus Supplement dated April 8, 2026